UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  August 25, 2013

REO PLUS, INC.
(Exact name of registrant as specified in its Charter)

Texas	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3014 McCulloch Circle Houston, Texas 77056 713-478-3832
(Address and telephone number of principal executive offices, including zip code)

___________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

From March 24, 2013 through February 10, 2014, REO Plus, Inc. (the “Company”) executed in favor of Richard J. Church, the Company’s sole director and officer, four promissory notes (collectively, the “Notes”) in the respective original principal amounts and having the respective issuance dates, each as set forth in the table immediately below.

Issuance Date	Original Principal Amount
6/03/13	$20,000
7/05/13	$5,000
8/25/13	$15,000
2/10/14	$30,000

The general form of the Notes is featured as Exhibit 10.01 to the Company’s Current Report on Form 8-K (SEC File No. 333-170054) filed with the SEC on February 11, 2013.  Prior to making the first of these loans, Mr. Church had already made loans to the Company in the aggregate amount of $220,960.  The Company believes that the August 25, 2013 loan made the additional loans material to the Company, taken as a whole.

In addition to making the additional loans described above, on February 10, 2014, the Company consolidated all indebtedness owed by it to Mr. Church (including accrued interest) in a single consolidation promissory note in the original principal amount of $295,943.  This consolidation promissory note accrues interest at a rate of 5% per annum.  Accrued interest on the loans is due and payable in annual installments in the amount of $14,797.   The principal amount of the loans is due in a single balloon payment due and payable on February 9, 2017.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(c)                      Exhibits.

Exhibit
Number                      Exhibit Title

10.1	Consolidation Balloon Promissory Note dated February 10, 2014 in the original principal amount of $295,943.53

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                REO PLUS, INC.
                                                                (Registrant)

Date: March 21, 2014
By:  /s/ Richard J. Church
Richard J. Church,
President